Exhibit 99.1

FOR IMMEDIATE RELEASE

Harris Interactive Board Names Gregory T. Novak Acting CEO
George Bell Named as Chairman of the Board

NEW YORK, N.Y. – May 5, 2005 – Harris Interactive [NASDAQ:HPOL] announced today that its Board of Directors and Robert E. Knapp mutually agreed to Mr. Knapp’s resignation as Chairman and CEO of the Company. Concurrently, the Board appointed President, Gregory T. Novak, as Acting CEO, and appointed independent director, George Bell, as Chairman of the Board. All changes are effective immediately.

Novak, 43, is a six year veteran of the Company who has served as President since April, 2004. He formerly served as an executive with GSX, General Electric and FMC Corporation. “I’m honored and excited to be given the chance to build on our great brand and reputation in the marketplace,” said Novak. “And I look forward to using my in-depth knowledge of our business to enhance the value we bring to customers and improve results,” Novak concluded.

Bell, 48, a special venture partner of General Catalyst Partners, is former CEO and President of Upromise, former CEO and Chairman of Excite@Home, and has been a director of Harris Interactive since 2004.

”The Board is not initiating a search for another CEO at the present time,” Bell said, “and is looking to Greg Novak to lead the management team, accelerate the Company’s growth rate, and improve financial performance.”

Q3FY2005 Results Conference Call and Webcast Scheduled
Mr. Novak and Frank J. Connolly, executive vice president and CFO will lead the Company’s previously scheduled third quarter fiscal 2005 results conference call on Thursday, May 5, 2005 at 5:00 p.m. ET.

To access the conference call, please dial toll-free (800) 967-7141 in the United States and Canada, or (719) 457-2630 internationally by 4:50 p.m. ET on May 5.

A live webcast of the conference call will also be accessible via the Company’s website at www.harrisinteractive.com, and an archived version of the webcast will be available for 30 days following the call under the heading “Webcasts” in the “Investor Relations” section of the Company’s website. A telephone replay of the call will not be available.

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About Harris Interactive®
Harris Interactive Inc. (www.harrisinteractive.com), the 15th largest and fastest-growing market research firm in the world, is a Rochester, N.Y.-based global research company that blends premier strategic consulting with innovative and efficient methods of investigation, analysis and application. Known for The Harris Poll ® and for pioneering Internet-based research methods, Harris Interactive conducts proprietary and public research to help its clients achieve clear, material and enduring results.

Harris Interactive combines its intellectual capital, databases and technology to advance market leadership through U.S. offices and wholly owned subsidiaries: London-based HI Europe (www.hieurope.com), Paris-based Novatris (www.novatris.com), Tokyo-based Harris Interactive Japan, through newly acquired WirthlinWorldwide (www.wirthlinworldwide.com), a Reston, Virginia-based research and consultancy firm ranked 25th largest in the world, and through an independent global network of affiliate market research companies. EOE M/F/D/V.

To become a member of the Harris Poll OnlineSM and be invited to participate in future online surveys, visit www.harrispollonline.com.

Contact:

Dan Hucko, SVP
Corporate Communications/Investor Relations
Harris Interactive
585.214.7316
800.866.7655 x7470

Safe Harbor Statement
This media release includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the “Risk Factors” section of the most recent Annual Report on form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

Harris Interactive Inc. 05/05